Exhibit 10.48

Executed version

Receivables Pledge Agreement

Between

Tianjin New Highland Science Development Co., Ltd.

(as Pledgor)

and

DB TRUSTEES (HONG KONG) LIMITED

(as the Security Agent and the Pledgee)

Table of contents

CLAUSES		PAGE NO.

1	DEFINITION AND EXPLANATION	3

2	PLEDGE	5

3	PERFECTION OF THE PLEDGE	7

4	DOCUMENTS TO BE DELIVERED BY THE PLEDGOR	9

5	REPRESENTATION AND WARRANTY	10

6	COMMITMENT	11

7	CONTINUING SECURITY INTEREST	14

8	ENFORCEMENT OF THE PLEDGE	15

9	APPLICATION OF PROCEEDS	16

10	THE SECURITY AGENT AND ITS AGENT	17

11	POWER OF ATTORNEY	18

12	COSTS AND EXPENSES	19

13	COMPENSATIONS	19

14	RELEASE	20

15	NOTIFICATION	20

16	APPLICABLE LAWS AND JURISDICTION	20

17	OTHERS	21

ATTACHMENT 1: SPECIFICS OF THE UNDERLYING CONTRACTS		23

ATTACHMENT 2: FORMAT OF ADDITIONAL PLEDGE COMMITMENTS		25

ATTACHMENT 3: FORMAT OF THE REGISTRATION AGREEMENT		28

ATTACHMENT 4: FORMAT OF THE PLEDGE NOTIFICATION AND THE LETTER OF ACKNOWLEDGEMENT		31

The Receivables Pledge Agreement (hereinafter referred to as “the Agreement”) is entered into on 11 January 2010 by: :

A                                     Tianjin New Highland Science Development Co., Ltd. , the pledgor (hereinafter referred to as the Pledgor), a company (registration number: 120109000004324) incorporated under the laws of the People’s Republic of China (hereinafter referred to as China), with its registered address at Dagang Economic Development Area (DEDA), Tianjin, China; and

B                                       DB Trustees (Hong Kong) Limited (representing the Facility Agent , Security Agent , Calculation Agent , Arranger , Lenders  and Swap Counterparty , and their respective future assignees and successors from time to time under the Transaction Finance Documents , the Security Agent and the pledgee (hereinafter referred to as the Security Agent), a company incorporated under the laws of Hong Kong Special Administrative Region of China, with its registered address at 48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

Whereas:

1                                The Pledgor, as the Borrower, and among others, Deutsche Bank AG, Hong Kong Branch, as the Arranger, Facility Agent and Calculation Agent, and DB Trustees (Hong Kong) Limited, as the Security Agent, have entered into a Facility Agreement (including amendments and restatements of the Facility Agreement through an Amendment Agreement, and other modifications, revisions, extensions, additions, updates and restatements of the Facility Agreement from time to time) (hereinafter collectively referred to as the “Loan Contract”), under which, the Lenders have agreed, as per the terms and conditions of the Loan Contract, to provide a loan to the Borrower of no more than USD65,000,000;

2                                The Borrower may enter into a Hedging Agreement with a Hedging Counterparty;

3                                The Borrower and among others, Deutsche Bank AG, Hong Kong Branch, as the Facility Agent, and DB Trustees (Hong Kong) Limited, as the Security Agent, have entered into a Security Trust Deed on 11 January 2010; and

4                                As a prerequisite for the Lenders to extend the loan to the Borrower, the Pledgor agrees to provide its receivables under the terms and conditions of the Agreement to the Facility Agent, Security Agent, Calculation Agent, Arranger, Lenders and Hedging Counterparty as pledge that the Borrower shall settle in full and on time its obligations under the Transaction Finance Documents.

The two parties have reached agreement as follows:

1                                                  Definition and Explanation

1.1                                          Definition

The Agreement constitutes the Pledge over Receivables as defined in the Security Trust Deed. Unless otherwise specifically stated, the terms used in this Agreement shall have the same meaning as defined in the Security Trust Deed (and the same applies to the Chinese translation). The Agreement defines the following terms as follows:

The Secured Obligations refer to obligations specified under Clause 2.4 (Scope of Pledge) of the Agreement.

The “Underlying Contracts” refer to the Material Sales Contracts between the Pledgor and the Obligor, including the Current LHD Contracts and the Current MD Contracts, with specifics provided under Attachment 1 (Specifics of the Underlying Contracts) to the Agreement, and New Underlying Contracts.

“New Underlying Contracts” refer to any Material Sales Contracts signed subsequent to the date of signing of the Agreement.

The “Receiving Account” refers to the Onshore Controlled Account set up by the Pledgor with the Account Manager (AM) under the Loan Contract and designated to receive all income from the Underlying Contracts.

The “Receivables” refer to any account receivables pledged by the Pledgor to the Security Agent and those over which the Pledgor has the right to claim payment from relevant Obligors under the Underlying Contracts, and any rights, interests and benefits to the Pledgor on such receivables, including New Receivables.

“New Receivables” refer to any account receivables pledged by the Pledgor to the Security Agent and those over which the Pledgor has the right to claim payment from relevant Obligors under the New Underlying Contracts, and any rights, interests and benefits to the Pledgor on such receivables.

The “Obligors” refer to any purchasers or other parties who, with respect to the Receivables, have the obligation of payment under the Underlying Contracts.

An “Obligor Event” refers to any of the following with respect to the Receivables:

(a)                       The Obligor fails to make payment of any amount payable under the relevant Underlying Contracts within 10 days upon the maturity date; or

(b)                      The Obligor becomes insolvent; or

(c)                       The Obligor has stopped or may stop its business operation; or

(d)                      The Obligor has filed for bankruptcy or bankruptcy has been filed against the Obligor; or

(e)                       The performance of any obligation by the Obligor under an Underlying Contracts is or has become illegal, or the Underlying Contracts have become invalid as per their provisions or have been declared as invalid by the Obligor for any reason as per their provisions, or there is evidence indicating that the Obligor is expected not to or plans not to comply with the Underlying Contracts; or

(f)                         The Underlying Contracts are expected to be breached (subject to a breach), or are or become invalid or unenforceable, or expected to be cancelled, or due to reasons other than the completion of performance of the Underlying Contracts, the Underlying Contracts have terminated or become terminable or one of the parties has issued a notice to terminate the Underlying Contracts; or

(g)                      Any event that may become an Obligor Event (as a result of issuing a notice or making any decisions under the Underlying Contracts with the passage of the grace period); or

(h)                      Any other events that have or may have substantial impact on the Obligor’s performance of its obligations to pay the Receivables under the Underlying Contract.

“Additional Pledge” refers to pledge provided by the Pledgor on the New Receivables in accordance with Clause 2.3 (Additional Pledge) of the Agreement.

“Additional Pledge Commitment” refers to a letter of commitment or a document on the Additional Pledge signed by the Pledgor in accordance with the format and content specified in Attachment 2 (Format of Additional Pledge Commitments).

The “Registration Agreement” refers to the agreement signed by the Security Agent and the Pledgor on the date of signing of the Agreement in accordance with the format and content of the Attachment 3 (Format of the Registration Agreement) for the purpose of pledge registration under the Agreement.

The “Pledge Registration Authority” refers to regulatory or governmental bodies of China responsible for registration of receivables pledge, and currently the Credit Reference Centre of the People’s Bank of China.

The “Security Registration Authority” refers to the Tianjin Bureau of the State Administration of Foreign Exchange or other relevant governmental bodies responsible for the registration of the provision of security  for the pledge established under the Agreement.

The “Security Certificate” refers to the security registration certificate or documents of similar status, with the Security Agent as the obligee, issued by the Security Registration Authority for the pledge established under the Agreement.

The “Approving Authority” refers to the Tianjin Municipal Commission of Commerce or other relevant governmental bodies responsible for approving issues in connection with the pledge under the Agreement.

The “Pledge Certificate” refers to the pledge registration certificate with the Security Agent as the obligee issued by the Pledge Registration Authority for the purpose of the Receivables.

“China” refers to the People’s Republic of China and for the purpose of this Agreement, does not cover the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

1.2                                          Explanation

(a)                        The Clause 1.3 (Rule of explanation) (as adjusted where necessary) of the Security Trust Deed should apply to this Agreement.

(b)                       The use of Security Agent, Borrower, Pledgor and Secured Parties, unless the context specifically indicates otherwise, shall include their respective successors and assignees and any and all those who have acquired rights from the aforementioned.

2                                                  Pledge

2.1                                          The establishment of pledge

(a)                        As a means of security for payment and settlement on time and in full of the Secured Obligations by the Borrower, the Pledgor establishes herein the first right of pledge on the Receivables for the Security Agent.

(b)                       In spite of the above provision, the Pledgor should perform all of its obligations in connection with the Receivables, and the Security

Agent shall not be obligated to perform such obligations, or be liable to any party for any consequences as a result of the failure to perform such obligations.

2.2                                          Notification of New Receivables

After the signing of the Agreement, should the Pledgor enter into any New Underlying Contract, the Pledgor should notify the Security Agent in writing as soon as practicable and provide an authentic copy of the New Underlying Contract.

2.3                                          Additional pledge

(a)                        After entering into a New Underlying Contract, the Pledgor should pledge the New Receivables under the New Underlying Contract as a security interest to the obligations under the Transaction Finance Documents to the Security Agent who assumes the first priority right of pledge.

(b)                       The Pledgor should, within 14 days upon the signing of the New Underlying Contract or the completion of custom clearance procedures for the LHD Units in connection of the New Underlying Contract (whichever happens later), cause the Security Agent to acquire, for the purpose of the New Receivables, the Additional Pledge Commitment signed by the Pledgor in accordance with substantially the same format as required in Attachment 2 (Format of Additional Pledge Commitments) to the Agreement, and the Pledge Certificate in connection with the New Receivables.

(c)                        The Pledgor should, within 90 days upon the signing of the New Underlying Contract or the completion of custom clearance procedures for the LHD Units in connection of the New Underlying Contract (whichever happens later), make its best efforts to cause the Security Agent to acquire, for the purpose of the New Receivables, the Security Certificate, approval of the Approving Authority, the pledge filing records from Tianjin Industrial and Commercial Administrative Bureau and other approval, registration or supporting documents, or supporting documents testifying

2.4                                          Scope of the pledge

The debts covered by the pledge of the Pledgor under the Agreement include the following:

(a)                        The principals, interests (including interests, interests on overdue debts and interests on late payment fines), costs, commitment fees, arranging fees, agent fees, other fees, expenditures, compensations, default fines, damages and expenses incurred to enforce the creditor’s rights (including but not limited to litigation fees, lawyers’ fees, notary fees, enforcement expenses, etc.) that the Borrower should to the Secured Parties under the Transaction Finance Documents and other amounts payable by the Borrower (no matter whether the compensation or payment is due upon maturity of the loans or becomes due under other conditions); and

(b)                       All expenses incurred by the Secured Parties to enforce their secured rights and interests under the Agreement (including but not limited to litigation fees, lawyers’ fees, notary fees and enforcement expenses, etc) and other amounts payable by the Pledgor, including any costs, expenses or compensations the Pledgor should pay to the Security Agent under Clause 12 (Costs and Expenses) and Clause 13 (Compensations) of the Agreement.

3                                                  Perfection of the Pledge

3.1                                          Approval and registration

(a)                        To complete the registration under this Clause (Completion of the Pledge), the Pledgor should, upon the date of signing of the Agreement, sign the Registration Agreement with the Security Agent;

(b)                       The Pledgor should, at its own expenses and as soon as practicable, obtain, for the purpose of the pledge established under the Agreement, the approval from the Approving Authority and complete the filing with Tianjin Industrial and Commercial Administrative Bureau, and complete the security registration with the Security Registration Authority;

(c)                        The Pledgor commits herein that, upon signing of the Agreement and any Additional Pledge Commitments, the Pledgor shall immediately make all efforts reasonably possible to assist the Security Agent (including other parties or individuals entrusted by the Security Agent) to complete the pledge registration procedures for the Receivables with the Pledge Registration Authority and obtain the Pledge Certificate, and assume the reasonable and appropriate costs and expenses incurred therefrom.

3.2                                          Delivery of the registration documents

The Pledgor commits to the Security Agent that immediately upon completion of the registration required under Clause 3.1 (Approval and registration), the Pledgor shall deliver the approval from the Approving Authority, pledge filing certificate from Tianjin Industrial and Commercial Administrative Bureau and the Security Certificate from the Security Registration Authority to the Security Agent.

3.3                                          Notification and acknowledgement

The Pledgor should, as per requirements of the Security Agent,

(a)                        For Receivables other than the New Receivables, before the Initial Utilisation Date; or

(b)                       For the New Receivables, within 3 Business Days upon signing of the Additional Pledge Commitment;

Deliver the relevant properly completed pledge notification (substantially in the same format and of the same contents as shown in part one of Attachment 4 (Format of the Pledge Notification and the Letter of Acknowledgement)) to the relevant Obligors, and ensure that the Security Agent receives from the Obligors properly completed letters of acknowledgement for the pledge notification (substantially in the same format and of the same contents as shown in part two Attachment 4 (Format of the Pledge Notification and the Letter of Acknowledgement)).

3.4                                          Further warranties

Before the irrevocable settlement of the Secured Obligations in full in a manner satisfactory to the Secured Parties and the termination of the Agreement in accordance with Clause 14 (Release of the Agreement), upon reasonable request of the Security Agent, the Pledgor shall, at any time and at its own expenses, take any actions that the Security Agent may reasonably require for the following purposes (including but not limited to signing of documents, obtaining approvals and completion of registration, filing or documentation):

(a)                        Establishment and perfection of the pledge under the Agreement;

(b)                       For the interests of the Security Agent, perform the registration, alteration and extension of the pledge under the Agreement with the Approving Authority, Tianjin Industrial and Commercial Administrative Bureau, Security Registration Authority and/or Pledge Registration Authority; and

(c)                        Implement the Agreement in accordance with the terms and conditions of the Agreement, or exercise any rights, powers or discretion in respect of the pledge under the Agreement.

3.5                                          Additional security

Should the value of the Receivables decreases due to an Obligor Event or any action of the Pledgor, the Security Agent has the right to require the Pledgor to stop such action or/and require the Pledgor to take remedial measures to restore the value of the Receivables, or require the Pledgor to provide additional security acceptable to the Security Agent.

4                                                  Documents to be delivered by the Pledgor

4.1                                          Without prejudice to the provisions of other Clauses of the Agreement, unless expressly waived by the Security Agent, the Pledgor should ensure that the Security Agent receives, no later than the Initial Utilisation Date as specified in the Loan Contract and in a manner that is satisfactory to the Security Agent in terms of format and content, the originals or authenticated copies of following documents:

(a)                        Documents to be provided by the Borrower as specified in Section 1(a)(iii) of the Attachment 2 (Preconditions) to the Loan Contract (as per its format and contents on the date of Agreement);

(b)                       Indebtedness registration certificates for the purpose of the Loan Contract;

(c)                        The originals of the Pledgor’s board meeting resolutions for approving the signing and performance of the Agreement, the Registration Agreement and relevant Additional Pledge Commitments and authorizing the signer(s), and the signature specimens of the authorized signer(s);

(d)                       Properly signed Loan Contract and Agreement;

(e)                        Underlying Contracts;

(f)                          Registration Agreement validly signed by the Pledgor;

(g)                       Supporting documents giving testimony to the Borrower’s submission of materials for approval, registration and filing purposes to the Approving Authority and the Security Registration Authority;

(h)                       Supporting documents giving testimony to the Pledgor’s delivery of properly completed pledge notifications to relevant Obligors under the Underlying Contracts (other than the New Underlying Contracts);

(i)                           Properly completed letters of acknowledgement of the pledge notifications from relevant Obligors under the Underlying Contracts (other than the New Underlying Contracts); and

(j)                           Other documents reasonably required by the Security Agent from time to time.

4.2                                          The Pledgor should ensure that the Security Agent receives, within 14 days from the Initial Utilisation Date, the corresponding Pledge Certificates for all Receivables that have arisen as of the date of the Agreement in a manner satisfactory to the Security Agent with respect to format and contents, and make its best efforts to enable the Security

Agent to receive, within 90 days from the Initial Utilisation Date, the approval from the Approving Authority, the pledge filing document from Tianjin Industrial and Commercial Administrative Bureau, the Security Certificate and other approval and registration documents, or supporting documents testifying that relevant approval or registration documents cannot be obtained.

4.3                                          Other documents to be delivered by the Pledgor as per reasonable requests of the Security Agent from time to time.

5                                                  Representation and Warranty

5.1                                          Representations and warranties

The Pledgor herein makes the following representations and warranties to the Security Agent:

(a)                        It is a wholly foreign owned enterprise properly incorporated and validly existing under the laws of China, with the right to own property and carry out its current business activities;

(b)                       It has full rights to sign the Agreement, Registration Agreement and Underlying Contracts, exercise its rights under the Agreement, Registration Agreement and Underlying Contracts, perform its obligations under the Agreement, Registration Agreement and Underlying Contracts, and has taken all necessary internal actions within the Company and other actions to obtain authorization or has obtained such authorization to sign and perform the Agreement, Registration Agreement and Underlying Contracts;

(c)                        Other than the registration required under Clause 3.1 (Approval and registration) of the Agreement, it has obtained all authorizations, approvals, consent, registration and filing from all government bodies and other organizations required for the signing and performance of the Agreement and ensuring the validity of the Agreement;

(d)                       Its signing of the Agreement, Registration Agreement and Underlying Contracts and its performance of the obligations under the Agreement, Registration Agreement and Underlying Contracts do not violate: (i) its organizing documents; or (ii) any documents that are binding on the Company, or the Receivables or other properties owned by the Company; or (iii) any applicable laws;

(e)                        There is no litigation, arbitration or administrative proceedings against it or the Receivables that are taking place, pending, or to its knowledge, threatened, and which, once unfavorable decisions are made, may have adverse impact on its performance of obligations under the Agreement, Registration Agreement and Underlying Contracts;

(f)                          It has full ownership over the Receivables, there is no dispute over its rights with respect to the Receivables, there is no other pledge or guarantee of the Receivables (other than the pledge under the Agreement), and the Receivables have not been seized, confiscated or subject to other restrictions;

(g)                       There is no provision in any Underlying Contract that prohibits the pledge or transfer of any Receivables, and the signing and performance of the Agreement do not violate any provisions of the Underlying Contracts;

(h)                       Neither the Obligors nor any other parties or individual have any right to exercise any claim to any Receivables, including the right of set-off;

(i)                           Once signed, the Underlying Contracts constitute obligations that are legally binding on all parties to these contracts. The pledgor has performed all obligations under the Underlying Contracts as they fall due, and there is no outstanding dispute over any Receivables or Underlying Contracts between the Pledgor and the Obligors; and

(j)                           All information, documents and materials it has provided to the Security Agent in connection with the Agreement and Underlying Contracts are, in all respects, true and accurate as of the date such information, documents and materials are provided or representations on them are made, and all documents provided in photocopies conform to their originals.

5.2                                          Repetition of representations and warranties

The Pledgor further represents and warrants to the Security Agent that the above representations and warranties shall remain true and accurate at any time during the effective term of the Agreement on the basis of the facts and circumstances of the time.

6                                                  Commitment

6.1                                          Positive commitment

The Pledgor commits to the Security Agent that within the valid term of the Agreement, the Pledgor shall:

(a)                        Ensure that the whole or any part of the Receivables shall not be confiscated, seized, placed in custody or subject to any litigation, judicial or administrative enforcements or restrictions;

(b)                       Immediately notify the Security Agent of any events that may have impact on the Security Agent’s rights under the Agreement, including but not limited to Events of Default under the Transaction Finance Document, or any litigation, arbitrary and administrative proceedings involving the Pledgor, the Receivables or other assets of the Pledgor;

(c)                        Notify the Security Agent as soon as practicably possible of any Obligor Events when they occur (and to take remedial measures);

(d)                       With respect to any claims or disputes over the Receivables, take actions as soon as practicably possible to remedy the situation or contest the claims or disputes, and notify the Security Agent of any such claims or disputes involving more than RMB10,000,000 (RMB ten million)(or an equivalent amount);

(e)                        Should the Security Agent enforce the pledge under the Agreement, provide the Security Agent with all assistance required and support and carry out all procedures in connection with the enforcement;

(f)                          Fully observe and perform all its obligations under any Underlying Contracts;

(g)                       Take all necessary measure (including but not limited to instituting and/or maintaining any potential or suitable legal proceedings) to ensure the full validity of the Underlying Contracts and reserve or protect the interests of the Pledgor and Security Agent with respect to the Receivables, cause all Obligors to fully perform their respective obligations under the relevant Underlying Contracts, and notify the Security Agent in a timely manner the details of the Obligor’s performance of such obligations;

(h)                       Adequately maintain its account records and books for the business activities under the Underlying Contracts, which should be prepared under the generally accepted accounting standards of China, allow review, inspection, copy and verification of such records and books by the Security Agent and/or any professional advisors appointed by the Security Agent, and shall provide all necessary assistance for these exercises;

(i)                           Immediately notify the Security Agent of any events that may cause or result in the Underlying Contracts to become void or be terminated;

(j)                           Set up and maintain the Receiving Account as per the Agreement;

(k)                        Ensure all income from the Receivables is deposited into the Receiving Account or other accounts that the Security Agent may designate from time to time. Without prejudice to the aforementioned provisions, should the Obligors pay any income on the Receivables to the Pledgor and not into the Receiving Account, the Pledgor should immediately transfer the income to the Receiving Account;

(l)                           Strictly observe the laws and regulations of China applicable to the Receivables, and obtain from governmental bodies or other organizations the authorization, approvals, consents, registration and filings required for the singing, validation and enforcement of the Agreement (including but not limited to the approval and registration procedures required under Clause 3.1 (Approval and registration ) of the Agreement);

(m)                     Without the need of obtaining prior consent of the Pledgor, the Secured Parties may assign their obligee’s right under the Agreement in accordance with the requirements of the Transaction Finance Document, with their right of the pledge under the Agreement transferred to the third parties at the same time, and the Pledgor should complete relevant legal procedures for this purpose; and

(n)                       Upon request of the Security Agent, immediately provide to the Security Agent any other information on the Agreement or Receivables.

6.2                                          Negative commitment

The Pledgor commits to the Security Agent that during the life of the Agreement, unless otherwise agreed by the Security Agent, the Pledgor shall not:

(a)                        Close the Receiving Account;

(b)                       Allow or agree to the release, cancellation or termination of any Underlying Contract, or make any revisions to any Underlying Contract that may have negative impact on the interests of the Security Agent; Waive or release any claims in connection with the Receivables or under the Underlying Contracts or effect a settlement of any claims in connection with the Receivables or under the Underlying Contracts, carry out or intentionally do not carry out any other actions or events that may have substantial impact on the recovery in full of all amounts in connection with the Receivables payable upon maturity, grant any exemption to any Obligor or reach a compromise that relieves the obligation or responsibility of any Obligor;

(c)                        Establish pledge or other security rights (other than the pledge established under the Agreement) over the whole or any part of the Receivables or Receiving Account;

(d)                       Dispose the whole or any part of the Receivables via sale, grant, transfer, exchange or other means;

(e)                        Take actions or allow any other parties or individuals to take actions that may reduce the value of the Receivables in any respect; or

(f)                          Commit, cause or allow the commission of any events that may be harmful to the rights and interests of the Security Agent under the Agreement.

7                                                  Continuing security interest

7.1                                          Continuing security interest

The pledge under the Agreement is a continuous security interest, and shall remain in full force until all Secured Obligations have been settled in full, each and every Lender is no longer bound by any obligations under the Loan Contract and all transactions under the Swap Agreement have been completed, without regard to whether there have been any settlements or release in whole or in part in the interim.

7.2                                          Restitution

If, in reliance on certain payments, security interests or other dispositions, the Secured Parties have released the obligations in whole or in part or have made arrangements for these obligations, but the payments, security interests or dispositions have become void or must be restored due to insolvency, liquidation, judicial administration or other causes, the obligations of the Pledgor under the Agreement shall continue to exist or be restored, as if there had not been any such release or arrangements.

7.3                                          Non-diminishment

The pledge under the Agreement or the relevant right of remedy of the Security Agent shall not be diminished as a result of the following:

(a)                        Any other security interests, warranties or compensations assumed currently by the Security Agent or any other parties or assumed after the signing of the Agreement in relation to the Secured Obligations or any other debts;

(b)                       Waiver, release, enforcement or non-enforcement of any other security interests, warranties or compensations;

(c)                        Perfection or non-perfection of rights in any other security interests, warranties or arrangements, or full or partial realization of the value of the security interests in security arrangements;

(d)                       Any revisions to any other security interests, warranties or compensations or any revisions to any Transaction Finance Documents;

(e)                        Grace extended to the Pledgor or any other parties in term of time or other respects;

(f)                          Any debts that any other parties require or do not require the Pledgor to meet;

(g)                       Situations where any party becomes incapable, disempowered, unauthorized, disqualified as a legal entity or is dissolved, or there is change to the members or legal status of any party;

(h)                       Any bankruptcy or similar proceedings;

(i)                           Situations where, to the extent allowed by applicable laws, any obligation of any party under the Transaction Finance Document or any other documents or the security interests has become unenforceable, illegal, void or unverifiable;

(j)                           Release of the obligations of any party in accordance with settlement agreements or arrangements; or

(k)                        Any action, event or situation that would have diminished or released the rights of the Security Agent under the Agreement without the provisions of this provision,

7.4                                          Execution of the security interests

To the extent permissible under applicable laws, the Pledgor waives its rights to require the Security Agent to claim or execute any other rights, security interests or rights to demand payments before the Security Agent can exercise any of its rights under the Agreement.

7.5                                          Additional security interests

The Agreement and the pledge under the Agreement constitute the supplement to any other security interests currently held or to be held by the Security Agent, and shall not, in any way, be affected by other such security interests.

8                                                  Enforcement of the pledge

8.1                                          Enforceability of the pledge

(a)                        Upon enforcement notification of the Security Agent, the security interests under the Agreement become immediately enforceable.

(b)                       Upon request of the Security Agent after the delivery of the execution notification, the Pledgor shall, in accordance with the requirements of the Security Agent, take all legal and appropriate actions to enable the Security Agent to execute the security interests under the Agreement. In order for the Security Agent to forcibly execute the security interests, the Pledgor shall sign all necessary agreements, transfer, notification, authorization, decisions, commitments and other relevant documents reasonably required by the Security Agent.

8.2                                          Verification of the amounts of Secured Obligations

The verifications issued by the Secured Parties with respect to the amounts of Secured Obligations, unless there are obvious mistakes, shall be binding on the Pledgor.

8.3                                          Rights of the Security Agent

When the pledge under the Agreement becomes executable, the Security Agent has the right to, pursuant to the instructions of the Instructing Group, immediately execute and exercise all powers and remedial measures available to it as the Obligee of the Receivables, including but not limited to (the Security Agent shall notify the Pledgor when it adopts any such measures):

(a)                        Exercising all or part of the powers vested by the laws of China in this areas through public auction or sale to sell and realize all or any part of the Receivable;

(b)                       Direct deduction or appropriation of relevant amounts from the Receiving Account to settle the Secured Obligations;

(c)                        Requiring the Obligors to pay the Receivables directly to the accounts designated by the Security Agent;

(d)                       Instituting (or instructing the Pledgor to institute as per its requirements) all litigation, arbitration or legal proceedings in connection with all or any Receivables, and the execution, settlement or release of any rights and claims in connection with the Receivables;

(e)                        Exercising any rights in connection with the Receivables under the Underlying Contract; and/or

(f)                          For the above purposes, adopting and signing all relevant actions, contracts and items that the Security Agent deems reasonably necessary or appropriate.

9                                                  Application of Proceeds

All proceeds received from time to time or recovered by the Security Agent under the Agreement should be used and distributed in the order as specified under Clause 7 (Application of Proceeds) of the Security Trust Deed.

10           The Security Agent and its Agent

10.1                                    Agents

(a)                        The Security Agent may, at any time it deemed appropriate, delegate all or any of its rights, powers, authority and decision-making right vested in the Security Agent under the Agreement to any agent through a power of attorney or other means. The delegation may be done in terms and conditions deemed appropriate by the Security Agent in the interests of the Secured Parties, but the terms and conditions must not be inconsistent with any provisions of the Agreement; and

(b)                       Without prejudice to Clause 10.3 (The responsibilities of the Security Agent and its Agents), the Security Agent does not need to supervise litigation proceedings involving any of its agents, and shall not be liable for any loss incurred by any of its agents, unless by law, the agent(s) should be responsible for its material negligence or intentional misconducts.

10.2                                    The rights of the Security Agent and its Agents

To the extent specified in Clause 10.3, the Pledgor and the Security Agent herein make express representations as follows:

(a)                        The Security Agent and any of its designated agents may carry out conducts in connection with the Agreement based on the recommendations and opinions of and information obtained from any lawyers, valuers, accountants, bankers, brokers or other professionals, without regard to whether such recommendations, opinions or information have been obtained by the Pledgor, any Secured Parties or any other parties, and shall not be liable for any loss as a result of such conducts;

(b)                       The Security Agent and any of its designated agents have the right to accept the certificate documents signed by any authorized representatives of the Pledgor and affixed with the stamp of the Pledgor, and use these certificates as sufficient evidence for any transaction or the facts, substance or interests of anything. In this case, the Security Agent or any of its designated agents do not need further evidence and shall not be held liable for any loss as a result of conducts based on the certificate documents;

(c)                        The Security Agent or any of its designated agents do not need to take any measures to determine whether any event has occurred that may cause the pledge established under the Agreement to become enforceable. Unless the Security Agent or any of its designated agents have become aware or there is express notice to the contrary, the Security Agent and any of its agents shall have the right to assume nothing of the sort has happened, and that the Pledgor is observing and performing all its obligations under the Agreement and Transaction Finance Document; and

(d)                       The Security Agent or any of its designated agents shall not be liable for the invalidity, flaw or insufficiency of the Agreement or the pledge under the Agreement or the ownership of any Receivables.

10.3                                    The responsibilities of the Security Agent and its Agents

The Security Agent and any of its designated agents, or the directors of the board, management or employees of the Security Agent, shall in no event, be liable for any costs, expenses, losses, debts or expenditures as a result of the pledge under the Agreement or any enforcement of the pledge, or any action or inaction of the Security Agent or its agents, directors, management or employees in connection of the Receivables, or the exercise or non-exercise of any exercisable rights under the Agreement by the Security Agent or its agents, directors, management or employees, unless the above costs, expenses, losses, debts or expenditures have been incurred as a result of the material negligence or intentional misconduct of the Security Agent or its agent, directors, management or employees.

11                                           Power of Attorney

11.1                                    Designation

The Pledgor herein irrevocably designates the Security Agent (and the Security Agent’s agents) as its agents (via power of attorney) to, on its behalf, in its name or through other means, and in a manner and at the time deemed appropriate by the Security Agent (and the Security Agent’s agents), within the scope permissible under the laws of China:

(a)                        Perform anything that the Pledgor is obligated to perform under the Agreement but has not properly performed, including but not limited to signing document necessary for the perfection, protection and (after the issue of enforcement notice,) realization of the security interests under the Agreement; and

(b)                       Exercise any rights vested in the Security Agent under the Agreement.

11.2                                    Acknowledgement and notification

The Pledgor herein acknowledges and confirms anything done by the Security Agent (and its agents) for the exercise of its rights in the power of attorney under Clause 11.1 (Designation). Anyone who takes any action or signs any document as per the above power of attorney should notify the Pledgor, and after the event, should, as soon as reasonably possible, provide the copies of any such documents to the Pledgor.

12           Costs and Expenses

Upon request, the Pledgor shall, from time to time, pay to the Security Agent:

(a)                        All costs and expenses incurred by the Security Agent as a result of preparing, signing, performing and perfecting the Agreement and any other relevant documents, any revision or extension of the Agreement, or any consent or waiver under the Agreement; and

(b)                       All costs, expenses ad expenditures (including legal fees and all other actual expenditures) incurred by the Security Agent as a result of exercising any of its rights or powers under the Agreement, instituting legal proceedings in connection with and recovering overdue payments under the Agreement, preserving or enforcing its rights under the Agreements in other means, contesting any claims against it in connection with the Agreement, or releasing the Agreement and the pledge under the Agreement upon full settlement of all amounts secured under the Agreement.

13                                           Compensations

13.1                                    The Pledgor shall make compensations to the Security Agent, its agents, directors, management and employees for all verifiable losses, liabilities, damages, taxes (if any), costs and expenses incurred by the Security Agent as a result of signing or performing the Agreement, and all litigations, legal proceedings, claims, requests, costs, expenses and expenditures that may be caused by, suffered or incurred from the failure of the Pledgor to perform or observe any of its commitments and agreements as stated under Agreement, except those incurred as a result of frauds, intentional misconducts or material negligence of the Security Agent.

13.2                                    All amounts payable by the Pledgor under the Agreement when they fall due shall be paid in full without imposing set-off, counter-claim or any other restrictions or conditions, and should be exempt from taxes, deductions or withholding. If as per laws or regulations that the Pledgor or any other parties should deduct or withhold any amounts from any payments to the Security Agent (for tax or other purposes), the Pledgor shall make an additional payment on top of the above payments so as to ensure that the total amounts (not subject to further taxes or deductions or withholding) actually received by the Security Agent should be the same as the Security Agent would have received without the deductions or withholding. The Pledgor shall, after making the payments, immediately hand over the official documentations or the photocopies of other documentations to prove that it has already paid the deducted or withheld amounts to relevant tax authorities or other competent authorities.

14           Release

The obligations of the Pledgor under the Agreement shall terminate on the date the Secured Obligations have been irrevocably and unconditionally paid and settled in full, the Lenders are no longer bound by any obligations under the Loan Contract and all transactions under the Swap Agreements have been completed, and at the same time:

(a)                        All rights of the Security Agent under the Agreement shall terminate, and the security interests arising from the Agreement or established under Agreement shall be released;

(b)                       The Pledgor and the Security Agent (or its entrusted agents) shall, as soon as practically possible and at the expense of the Pledgor, cancel the Agreement and the approval and/or registration of the pledge established by the Agreement at relevant authorities in accordance with the laws and regulations of China; and

(c)                        Upon written request of the Pledgor, the Security Agent shall, as soon as practically possible, take actions or allow the taking of actions that may be required by the Pledgor for the purpose of the release of the security interests arising from the Agreement or established under the Agreement, and shall, at the expense of the Pledgor, sign and deliver or cause the signing and delivery of any and all of the additional papers and documents that may be required by the Pledgor for the purpose of the release of the security interests arising from the Agreement or established under the Agreement.

15                                           Notification

15.1                                    Unless specified otherwise, any notifications or other documents in connection with the Agreement should be prepared in writing and may be delivered by facsimile or postal mail. If by facsimile, the delivery is deemed done upon the receipt by the addressee of clearly readable documents sent through facsimile; and if by post, the delivery is deemed done upon the notification being placed at the relevant address or 5 Business Days after the notification is deposited into the mailbox in a pre-paid envelope with clearly marked address.

15.2                                    The contact information of the Pledgor and the Security Agent is listed on the signing page of the Agreement.

15.3                                    Any party may change its contact information by issuing notification to the other party 5 Business Days in advance.

16                                           Applicable laws and jurisdiction

The Agreement is governed and construed under the laws of China. In case of any dispute under the Agreement or any dispute in connection with the Agreement, both parties agree to refer the disputes to China International

Economic and Trade Arbitration Commission and resolve the disputes in Beijing in accordance with the prevailing arbitration rules.

17                                           Others

17.1                                    Severability

If any provisions of the Agreement are or have become illegal, void or unenforceable in any jurisdiction, the validity or enforceability of other provisions of the Agreement in that jurisdiction and the validity or enforceability of those provisions and other provisions of the Agreement in other jurisdictions shall not be impaired.

17.2                                    Waiver

The Security Agent’s failure to exercise or delay in exercising any right, power or remedy under the Agreement shall not diminish such rights, powers or remedies, or constitute a waiver of such rights, powers or remedies; single or partial exercise by the Security Agent of such rights, powers or remedies shall not prevent it from further exercising such rights, powers or remedies or exercising any other rights, powers or remedies. All rights, powers and remedies under the Agreement are cumulative, and not exclusive of any other rights, powers or remedies provided by law.

17.3                                    Amendments

Any revisions to the Agreement can only be made in writing by the Security Agent and the Pledgor.

17.4                                    Languages

The Agreement is drafted and signed in Chinese, with an English version translated from Chinese at the expense of the Pledgor.

Notifications in connection with the Agreement between the Pledgor and the Security Agent should be drafted and prepared in English.

Documents provided by the Pledgor under the Agreement to the Security Agent or other document provided in connection with the Agreement should be drafted and prepared in English, or if drafted and prepared in languages other than English, such documents should attach an English translation that has been verified by the Pledgor to be truthful, accurate and complete and such that the Security Agent may act in accordance with the English translation.

17.5                                    Entry into force

The Agreement enters into force upon signing by the Security Agent and the Pledgor, but if according to the laws and regulations of China, the Agreement (for parties or any party to the Agreement) may not enter into force before completion of any approval and or registration procedures, the Agreement (for parties or any party to the Agreement) shall enter into force upon the date such approval and/or registration procedures are completed.

In witness whereof, the Agreement has been executed by both parties on the date stated at the beginning of the Agreement,

Attachment 1:                                         Specifics of the Underlying Contracts

1.               Pledgor: Tianjin New Highland Science Development Co., Ltd.

2.               Security Agent: DB Trustees (Hong Kong) Limited

3.               Specifics of the Underlying Contracts (other then the New Underlying Contracts)

Contract name, No./invoice No.	Date of signing	Maturity date	Obligors	Total contractual consideration
Technical service contract, No.: DGYT - 2006 - JS - 003	1 January 2006	31 December 2010	PetroChina Dagang Oilfield Company	Technical service fees are charged based on the quantity of crude oil commodities actually produced at a rate of RMB480 per ton.
Technical service contract (Fault Block Wen-120 Nanoscale MD Filming Flodding) No.: HBYT - CY1 - 2008 - JS - 147	17 July 2008	1 January 2012	PetroChina Huabei Oilfield Company	Technical service fees are charged based on the actual oil production output from the Fault Block Wen-120 at a rate of RM330 per ton of oil produced (and no charge on any quantity less than a ton)
Technical service contract	1 January 2007	31 December 2010	PetroChina Liaohe Oilfield Company	Total settlement amount shall be based on the actual crude oil production at a rate of RMB680 per ton.
Coal bed methane hydraulic radial drilling technical service contract	26 October 2009	26 October 2011	Liaoning Euro-Asia Dongdi Coal Bed Methane Technology Development Company

The drilling footage charge is calculated based on the footage at a footage rate of RMB900 per meter if the actual footage is smaller than the designed footage, and based on the designed footage at a footage rate of RMB900 per meter if the actual footage is larger than the designed footage.

Daqing Oilfield hydraulic radial jet drilling technical service contract	3 November 2009	3 November 2011	Daqing Rong’s Oil Lifting Technology Development Company	Technical service fees shall be charged based on the actual horizontal footage at a rate of RMB2,500 per meter.

Attachment 2:                                       Format of Additional Pledge Commitments

Format of Additional Pledge Commitments

To: [DB Trustees (Hong Kong) Limited] as the Security Agent

[date]

Dear sirs:

We refer to the receivables pledge agreement dated [date] between Tianjin New Highland Science Development Co., Ltd. (the Pledgor) and DB Trustees (Hong Kong) Limited (the Security Agent), including their revisions and additions from time to time (the Pledge Agreement). This document is the Additional Pledge Commitments referred to in Clause [ - ] (additional pledge) of the Pledge Agreement. The terms in bold used but not defined in the Additional Pledge Commitments shall have the same meanings as defined in the Pledge Agreement.

With respect to the New Receivables that haven’t been effectively pledged under the Pledge Agreement and which serve as the consideration for the Secured Parties to continue to provide or maintain the loan limits or sign or maintain various related agreements and arrangements and as the security interests for securing the payment of all Secured Obligations by the Pledgor on time and its performance of all its other obligations under the Transaction Finance Document, in accordance with the Real Right Law of the People’s Republic of China , the Guarantee Law of the People’s Republic of China and other laws and regulations of China, the Pledgor, as the rightful owner of the New Receivables arising from the New Underlying Contracts (with specifics listed below), pledge the New Receivables to the Security Agent that represents the interests of the Secured Parties, which are the beneficiaries of the pledge interests and rights under the Additional Pledge Commitments.

The Pledgor shall cause the Security Agent to, within 14 days upon the signing of the New Underlying Contracts or completion of the custom clearance procedures for LHD Units associated with the New Underlying Contracts (whichever happens later), receive the Additional Pledge Commitments and Pledge Certificate for the pledge of the New Receivables; within 90 days upon the signing of the New Underlying Contracts or completion of the custom clearance procedures for LHD Units associated with the New

Underlying Contracts (whichever happens later), make its best efforts practicably possible to cause the Security Agent to receive, for the purpose of the New Receivables, the Security Certificate, approval documents from the Approving Authority and the filing documents from Tianjin Industrial and Commercial Administrative Bureau or documents testifying that relevant approval, registration or filing documents cannot be obtained.

Within 3 Business Days upon signing of the Additional Pledge Commitments, the Pledgor shall deliver to all relevant Obligors properly completed pledge notification (substantially in the same format and of the same contents as specified in part one of Attachment 4 (Format of the Pledge Notification and the Letter of Acknowledgement) to the Pledge Agreement), and ensure the Security Agent receives from these Obligors properly completed letters of acknowledgement (substantially in the same format and of the same contents as specified in part two of Attachment 4 (Format of the Pledge Notification and the Letter of Acknowledgement) to the Pledge Agreement).

All terms and conditions included in the Pledge Agreement apply to the Additional Pledge Commitments, as if the Additional Pledge Commitments had provided all the terms and conditions (including all necessary contextual modifications).

The Additional Pledge Commitments are governed and construed by the Laws of China.

Pledgor: Tianjin New Highland Science Development Co., Ltd. (company seal)

Authorized signatory

Name:

Position:

Attachment to the Additional Pledge Commitments

Specifics of the Underlying Contracts:

Contract name, No./invoice No.	Date of signing	Maturity date	Obligors	Total contractual consideration

Attachment 3:                                       Format of the Registration Agreement

Format of the Receivable Pledge Registration Agreement

The receivable pledge registration agreement (the Registration Agreement) is signed on [date] between:

A                                      Tianjin New Highland Science Development Co., Ltd. , the pledgor (“the Pledgor”), a company (registration number: 120109000004324) incorporated under the laws of China, with its registered address at Tianjin Economic Development Area (DEDA), Tianjin, China; and

B                                        DB Trustees (Hong Kong) Limited, the Security Agent and pledge (the “Security Agent”), a company incorporated under the laws of Hong Kong Special Administrative Region of China, with its registered address at, 48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

Whereas:

1                                          Both parties to the Registration Agreement acknowledge that the two parties have signed the receivable pledge agreement dated [date], including the revisions and additions from time to time (collectively the “Pledge Agreement”), and shall sign the Additional Pledge Commitments for the New Receivables in accordance with the Pledge Agreement.

2                                          The two parties agree hereby to complete the registration and filing (“Pledge Registration”) of the Pledge Agreement with the Pledge Registration Authority in accordance with the requirements of the Pledge Registration Authority.

The terms in bold used but not defined in the Registration Agreement shall have the same meanings as defined in the Pledge Agreement.

For the purpose of the Pledge Registration, the two parties have reached the following agreements:

1                                The Pledge Registration shall be placed in the care of the Security Agent. The Security Agent may entrust the Pledge Registration to others (including but not limited to its external lawyers).

If the Security Agent refers the Pledge Registration to other parties, the commitments made by the Pledgor as included in Clause 2 of the Registration Agreement shall also apply to the other parties entrusted by the Security Agent.

2                                The Pledgor commits herein that:

(a)                           The Pledgor has provided all the names its has used in the four months immediately before the date of Pledge Registration, and upon request of the Security Agent, the Pledgor shall provide to the Security Agent all documents in connection with its change of names registered and filed with competent authorities.

(b)                          It shall provide to the Security Agent the changed information and supporting documents within 3 Business Days upon change of registered contents, including but not limited to:

(i)                               The registered legal name of the Pledgor;

(ii)                            The registered address, legal representative, organization code, business license number of the Pledgor;

(iii)                         Other registered contents about the Pledgor;

(c)                           In the event of change of registered contents, or omission or errors in the registered contents, the Pledgor shall assist the Security Agent in the registration of changes;

(d)                          It agrees that the Security Agent may, within 90 days before the expiration of the initial registration or the previous extension registration, perform the registration of the extension of the Pledge Registration. The term of the new registration shall be determined by the Security Agent in accordance with the Pledge Agreement.

(e)                           It confirms that in carrying out the registration of any changes or extensions, the Security Agent does not need further authorization from the Pledgor. In order to avoid any misunderstandings, the Pledgor and the Security Agent confirm herein that the terms and conditions of the Registration Agreement constitute the agreements the two parties have reached in advance for the  change registration and extension registration;

(f)                             It confirms that the Security Agent shall fill out registration items based on the documents and information provided by the Pledgor, and if in the event the registration information contained in any materials provided by the Pledgor that is fraudulent, erroneous, incomplete or has not been updated has caused damages or losses to any parties including the Security Agent, the Pledgor shall assume all legal liabilities and make full compensations for such damages or losses; and

(g)                          It waives, to the extent allowable under the laws of China, its rights to raise objection to the Pledge Registration by the Security Agent. Also, to the extent of its knowledge, it shall immediately notify the Security Agent of any objections to registration that are filed or to be filed by any other parties.

3                                The Registration Agreement enters into force upon signature and affixation of company seal by the authorized signatories of the Pledgor and the Security Agent.

4                              The Registration Agreement shall be governed and construed under the laws of China. In the event of any disputes under the Registration Agreement or in connection with the Registration Agreement, both parties agree to refer the disputes to China International Economic and Trade Arbitration Commission and resolve the disputes in Beijing in accordance with the prevailing arbitration rules.

5                                The Registration Agreement is made in duplicate with one copy for with each party. The two copies have the same legal force. The Security Agent (or any other parties entrusted by the Security Agent to handle the Pledge Registration) has the right to post the electronic version of the Registration Agreement to the Receivable Pledge Registration public announcement system of the Pledge Registration Authority.

Attachment 4:                                       Format of the Pledge Notification and the Letter of Acknowledgement

Part one

Format of the Pledge Notification

To: [name of the obligee]

Address:

Contact person:

Telephone:

Facsimile:

cc: DB Trustees (Hong Kong) Limited

Address: 48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

Contact person: Managing Director

Telephone:         +852 2203 8888

Facsimile:           +852 2203 7320/7323

[date]

Dear sirs:

We refer to the receivable pledge agreement dated [date] between us and DB Trustees (Hong Kong) Limited (the “Security Agent”) and the revisions and additions (collectively the “Pledge Agreement”). The terms in bold in this letter shall have the same meanings as defined in the Pledge Agreement.

We notify you through this letter that the with respect to [specifics of the underlying contract] (numbered [              ]) between you and us, including any revisions and additions from time to time (collectively the “Underlying Contract”), we have placed as pledge the Receivables and all our rights, ownership and interests under or in connection with the Underlying Contract for the interest of the Security Agent.

We confirm herein that:

(a)                        We shall continue to assume and perform all our obligations under the Underlying Contract; and

(b)                       The Security Agent and its agents, any successors or any other parties shall in no event assume any obligation or responsibility to you under the Underlying Contract or in connection with the Underlying Contract.

You shall, upon or before the maturity of any of the Receivables under the Underlying Contract, effect a payment in the amount sufficient to settle your payables under the matured Receivables to the following account or any other accounts that the Security Agent has notified you of from time to time:

[specifics of the receiving account]

Please note that, without prior consent in writing of the Security Agent, we cannot modify or waive any provisions of the Underlying Contract or terminate the Underlying Contract.

Without prior consent in writing of the Security Agent, the instructions in this letter cannot be cancelled or modified.

We confirm that you can act in accordance with the instructions of this letter without the need of our further authorization and consultation with respect to the adequacy or validity of any request, notification or instruction.

The letter is governed by the laws of China.

Please send a letter of acknowledgement to the Security Agent and carbon copy it to us to acknowledge that you agree to the above provisions and further confirm the commitments in the letter of acknowledgement.

Yours sincerely

[name of the authorized signatory]

Tianjin New Highland Science Development Co., Ltd.  (company seal)

Part two

Format of the letter of acknowledgement of the pledge notification

To:          [DB Trustees (Hong Kong) Limited] as the Security Agent

Address: 48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

cc: Tianjin New Highland Science Development Co., Ltd. ()

Address:

Dear sirs:

We hereby confirm that we have received from Tianjin New Highland Science Development Co., Ltd. () (the Pledgor) the notification dated [      ] that the Pledgor has placed as pledge all of its rights, ownership and interests of or in connection with the Receivables under the [specifics of the underlying contract] , including any revisions and additions from time to time (collectively the “Underlying Contract”).

We confirm herein that:

(a)                        We accept the instructions in the notification and agree to observe the provisions in the notification.

(b)                       We haven’t received any notification from any third party regarding any interest in connection with the Underlying Contract;

(c)                        We commit that we shall pay the amounts payable under the Underlying Contract directly to the account specified in the notification or any other account you have designated separately;

(d)                       We commit that without the need of further instruction or further authorization from the Pledgor, we shall disclose to you any information you may request at any time in connection with the Underlying Contract;

(e)                        We commit to notify you of any non-compliance by the Pledgor with any provisions of the Underlying Contract, and allow you to remedy the situation within a reasonable period of time (though, you are not obligated to do so);

(f)                          We commit that without your prior consent in writing, we shall not alter or terminate the Underlying Contract.

This letter is governed by the laws of China.

Yours sincerely,

[name of the authorized signatory]

[name of the obligor] (company seal)

Pledgor: Tianjin New Highland Science Development Co., Ltd. (company seal)

Address: Floor 4, Business Center 21-B, Innovations Park, Xinbei Road No.4668, Tanggu District, Tianjin City, PRC.

Telephone: +86-22-6635-1181

Facsimile: +86-22-6635-1181

Contact Person: Liu Qingzeng

/s/ Liu Qingzeng

(Name of Authorized Signatory)

Name: Liu Qingzeng

Security Agent: DB Trustees (Hong Kong) Limited

Address: 48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

Facsimile: +852 2203 7320/7323

Telephone: +852 2203 8888

Contact Person: Managing Director

/s/ Chiu Kin Wing Edward	/s/ Choi Siu Ling

(Name of Authorized Signatory)

Name: Chiu Kin Wing Edward	Choi Siu Ling

Position: Authorized Signatory	Director